                             PARTICIPATION AGREEMENT

                               as of March 1, 2001

              Franklin Templeton Variable Insurance Products Trust

                      Franklin Templeton Distributors, Inc.

                     Security Benefit Life Insurance Company

                                    CONTENTS

SECTION           SUBJECT MATTER

     1.           Parties and Purpose
     2.           Representations and Warranties
     3.           Purchase and Redemption of Trust Portfolio Shares
     4.           Fees, Expenses, Prospectuses, Proxy Materials and Reports
     5.           Voting
     6.           Sales Material, Information and Trademarks
     7.           Indemnification
     8.           Notices
     9.           Termination
    10.           Miscellaneous

                           SCHEDULES TO THIS AGREEMENT

    A.            The Company
    B.            Accounts of the Company
    C.            Available  Portfolios  and  Classes  of Shares  of the  Trust;
                  Investment Advisers
    D.            Contracts of the Company
    E.            Other Portfolios Available under the Contracts
    F.            Rule 12b-1 Plans of the Trust
    G.            Addresses for Notices
    H.            Shared Funding Order

1.       PARTIES AND PURPOSE

         This  agreement  (the  "Agreement")  is  between  certain   portfolios,
specified  below and in  Schedule C, of Franklin  Templeton  Variable  Insurance
Products  Trust,  an  open-end  management  investment  company  organized  as a business  trust  under  Massachusetts  law  (the  "Trust"),  Franklin  Templeton
Distributors,  Inc., a California corporation which is the principal underwriter for the Trust (the "Underwriter," and together with the Trust, "we" or "us") and the insurance company  identified on Schedule A ("you"),  on your own behalf and on behalf of each segregated  asset account  maintained by you that is listed on
Schedule B, as that  schedule  may be amended  from time to time  ("Account"  or
"Accounts").

         The  purpose  of this  Agreement  is to entitle  you,  on behalf of the
Accounts,  to  purchase  and  redeem the  shares,  and  classes  of  shares,  of portfolios of the Trust ("Portfolios") that are identified on Schedule C, solely for the purpose of funding benefits of your variable life insurance  policies or variable annuity contracts ("Contracts") that are identified on Schedule D. This
Agreement does not authorize any other purchases or redemptions of shares of the
Trust.

2.       REPRESENTATIONS AND WARRANTIES

         2.1      REPRESENTATIONS AND WARRANTIES BY YOU

         You represent and warrant that:

                  2.1.1 You are an insurance  company duly organized and in good standing under the laws of your state of incorporation.

                  2.1.2 All of your directors,  officers,  employees,  and other individuals or entities dealing with the money and/or securities of the
         Trust are and shall be at all times covered by a blanket  fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5  million.  Such bond shall  include  coverage  for  larceny and embezzlement and shall be issued by a reputable  bonding  company.  You agree to make all  reasonable  efforts to see that this bond or another bond containing  such provisions is always in effect,  and you agree to notify us in the event that such coverage no longer applies.

                  2.1.3  Each  Account  is a duly  organized,  validly  existing segregated asset account under  applicable  insurance law and interests in each  Account are  offered  exclusively  through the  purchase of or transfer  into a "variable  contract"  within the meaning of such terms under  Section 817 of the  Internal  Revenue  Code of 1986,  as amended
         ("Code") and the regulations thereunder. You will continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

                  2.1.4 Each Account  either:  (i) has been registered or, prior to any issuance or sale of the Contracts,  will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act");
         or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will  notify us  immediately  upon  having a  reasonable  basis for believing  that such  exemption no longer applies or might not apply in the future.

                  2.1.5 The Contracts or interests in the Accounts:  (i) are or, prior to any issuance or sale will be,  registered as securities  under the  Securities  Act of 1933, as amended (the "1933 Act");  or (ii) are not registered because they are properly exempt from registration under
         Section  3(a)(2)  of the 1933  Act or will be  offered  exclusively  in transactions that are properly exempt from  registration  under Section
         4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us  immediately  upon having a reasonable  basis for believing  that such exemption no longer applies or might not apply in the future.

                  2.1.6 The Contracts:  (i) will be sold by  broker-dealers,  or
         their   registered   representatives,   who  are  registered  with  the
         Securities  and Exchange  Commission  ("SEC") under the  Securities and
         Exchange  Act of 1934,  as amended (the "1934 Act") and who are members in good standing of the National  Association  of  Securities  Dealers,
         Inc.  (the  "NASD");  (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii)
         will  be  sold  in  compliance  in all  material  respects  with  state insurance suitability requirements and NASD suitability guidelines.

                  2.1.7  The  Contracts  currently  are and will be  treated  as
         annuity   contracts  or  life  insurance   contracts  under  applicable
         provisions of the Code and you will maintain such  treatment;  you will notify us immediately upon having a reasonable basis for believing that any of the  Contracts  have  ceased to be so treated or that they might not be so treated in the future.

                  2.1.8 The fees and charges  deducted under each  Contract,  in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.

                  2.1.9 You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

                  2.1.10   Contracts  will  not be sold  outside  of the  United
         States and its territories.

                  2.1.11   With  respect to any  Accounts which are exempt  from
         registration  under the 1940 Act in  reliance  on  3(c)(1)  or  Section
         3(c)(7) thereof:

                           2.1.11.1  the  principal  underwriter  for each  such
                  Account   and  any   subaccounts   thereof  is  a   registered
                  broker-dealer with the SEC under the 1934 Act;

                           2.1.11.2  the shares of the  Portfolios  of the Trust
                  are and will  continue  to be the only  investment  securities held by the corresponding subaccounts; and

                           2.1.11.3  with  regard  to each  Portfolio,  you,  on
                  behalf of the corresponding subaccount, will:

                                        (a) vote such  shares  held by it in the
                           same  proportion  as the vote of all other holders of
                           such shares; and

                                        (b) refrain from substituting  shares of
                           another  security for such shares  unless the SEC has
                           approved such  substitution in the manner provided in
                           Section 26 of the 1940 Act, if required.

         2.2      REPRESENTATIONS AND WARRANTIES BY THE TRUST

         The Trust represents and warrants that:

                  2.2.1 It is duly organized and in good standing under the laws of the State of Massachusetts.

                  2.2.2 All of its  directors,  officers,  employees  and others dealing with the money and/or  securities  of a Portfolio are and shall be at all times covered by a blanket  fidelity bond or similar coverage for the  benefit  of the Trust in an amount  not less that the  minimum coverage  required  by Rule 17g-1 or other  regulations  under the 1940
         Act. Such bond shall include  coverage for larceny and embezzlement and be issued by a reputable bonding company.

                  2.2.3 It is  registered as an open-end  management  investment company under the 1940 Act.

                  2.2.4 Each class of shares of the  Portfolios  of the Trust is registered under the 1933 Act.

                  2.2.5 It will amend its registration  statement under the 1933
         Act and the 1940 Act from time to time as  required  in order to effect the continuous offering of its shares.

                  2.2.6 It will comply, in all material respects,  with the 1933 and 1940 Acts and the rules and regulations thereunder.

                  2.2.7 The Trust and, to the extent applicable,  each Portfolio is  currently  qualified  as a  "regulated  investment  company"  under
         Subchapter  M of the  Code  (or  any  successor  provisions),  it  will maintain  such  qualification,  and will  notify you  immediately  upon having a  reasonable  basis  for  believing  that it has  ceased  to so qualify or that it might not so qualify in the future.

                  2.2.8 Each  Portfolio  has  complied  and will comply with the diversification  requirements for variable  annuity,  endowment or life insurance  contracts set forth in Section  817(h) of the Code,  and the rules and regulations thereunder, including without limitation Treasury
         Regulation  1.817-5.  Upon having a reasonable  basis for believing any
         Portfolio  has ceased to comply  and will not be able to comply  within the grace period afforded by Regulation 1.817-5,  the Trust will notify you  immediately  and will  take  all  reasonable  steps to  adequately diversify the Portfolio to achieve compliance.

                  2.2.9 It  currently  intends for one or more classes of shares
         (each,  a  "Class")  to  make  payments  to  finance  its  distribution expenses,  including service fees,  pursuant to a plan ("Plan") adopted under rule 12b-1  under the 1940 Act ("Rule  12b-1"),  although  it may determine to  discontinue  such  practice in the future.  To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then  current  SEC  interpretations  concerning  rule  12b-1 or any successor provisions.

         2.3      REPRESENTATIONS AND WARRANTIES BY THE UNDERWRITER

         The Underwriter represents and warrants that:

                  2.3.1 It is  registered  as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of the NASD.

                  2.3.2 Each  investment  adviser listed on Schedule C (each, an
         "Adviser")  is duly  registered  as an  investment  adviser  under  the
         Investment  Advisers Act of 1940, as amended,  and any applicable state securities law.

                  2.3.3 It will perform its obligations  under this Agreement in accordance with the 1933 and 1940 Acts.

         2.4      WARRANTY AND AGREEMENT BY BOTH YOU AND US

         We  received  an order from the SEC dated  November  16, 1993 (file no.
812-8546),  which was amended by a notice and an order we received on  September
17, 1999 and October 13, 1999, respectively (file no. 812-11698)  (collectively, the "Shared  Funding  Order,"  attached to this  Agreement  as Schedule  H). The
Shared Funding Order grants  exemptions from certain  provisions of the 1940 Act and the regulations  thereunder to the extent  necessary to permit shares of the
Trust to be sold to and held by variable  annuity and  variable  life  insurance separate accounts of both affiliated and unaffiliated  life insurance  companies and qualified pension and retirement plans outside the separate account context.
You and we both  warrant  and agree  that both you and we will  comply  with the
"Applicants'  Conditions"  prescribed in the Shared Funding Order as though such conditions  were  set  forth  verbatim  in this  Agreement,  including,  without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding  contract owner voting privileges.  In order for the  Trust's  Board of Trustees to perform its duty to monitor for conflicts of interest,  you agree to inform us of the  occurrence of any of the events  specified in condition 2 of the Shared  Funding  Order to the extent that such event may or does result in a material  conflict of interest as defined in that order.

3.       PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

         3.1 We will make shares of the Portfolios available to the Accounts for the benefit of the  Contracts.  The shares will be available for purchase at the net asset  value per  share  next  computed  after we (or our  agent)  receive a purchase  order,  as established  in accordance  with the provisions of the then current  prospectus of the Trust.  Notwithstanding  the  foregoing,  the Trust's
Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person,  or may suspend or terminate  the offering of shares of any Portfolio if such action is required by law or by regulatory  authorities having jurisdiction or if, in the sole  discretion of the  Trustees,  they deem such action to be in the best interests of the  shareholders of such Portfolio.  Without limiting the foregoing,  the Trustees have determined  that there is a significant  risk that the Trust and its  shareholders  may be adversely  affected by  investors  whose purchase and  redemption  activity  follows a market  timing  pattern,  and have authorized the Trust,  the Underwriter  and the Trust's  transfer agent to adopt procedures  and take other  action  (including,  without  limitation,  rejecting specific  purchase  orders)  as they deem  necessary  to reduce,  discourage  or eliminate market timing activity. You agree to cooperate with us to assist us in implementing the Trust's  restrictions on purchase and redemption  activity that follows a market timing pattern.

         3.2 We  agree  that  shares  of the  Trust  will be  sold  only to life insurance  companies which have entered into fund participation  agreements with the Trust  ("Participating  Insurance Companies") and their separate accounts or to qualified  pension and retirement  plans in accordance  with the terms of the
Shared  Funding  Order and the  requirements  of Section  817(h) of the Code and
Treasury regulation 1.817-5(f),  and any successor provisions.  No shares of any
Portfolio will be sold to the general public.

         3.3 You agree that all net amounts  available under the Contracts shall be invested in: (i) the Company's  general  account;  (ii) investment  companies currently  available as funding  vehicles  for the  Contracts  and  appearing on
Schedule E of this Agreement; or (iii) other investment companies, provided that the  Company  shall have given the Trust and the  Underwriter  thirty (30) days'
advance written notice of your intention to add such other investment companies.

         3.4 You shall be the designee for us for receipt of purchase orders and requests for  redemption  resulting  from  investment in and payments  under the
Contracts  ("Instructions").  The  Business Day on which such  Instructions  are received in proper form by you and time  stamped by the close of trading will be the date as of which Portfolio shares shall be deemed purchased,  exchanged,  or redeemed as a result of such Instructions.  Instructions received in proper form by you and time  stamped  after the close of trading on any given  Business  Day shall be treated as if received on the next following  Business Day. You warrant that all orders,  Instructions and  confirmations  received by you which will be transmitted  to us for  processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions we receive  after 9:30 a.m.  Eastern Time shall be  processed on the next  Business
Day.  "Business  Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust  calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

         3.5 We shall  calculate the net asset value per share of each Portfolio on each  Business  Day, and shall  communicate  these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern time).

         3.6 You shall submit  payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of business on the next Business
Day after we receive the purchase order.  Payment shall be made in federal funds transmitted by wire to the Trust or to its designated custodian.

         3.7 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account,  at the net asset value next  computed after receipt by us (or our agent) of the request for redemption, as established in accordance  with the provisions of the then current  prospectus of the Trust.
We shall make  payment for such shares in the manner we  establish  from time to time,  but in no event  shall  payment be delayed  for a greater  period than is permitted by the 1940 Act.  Payments for the purchase or redemption of shares by you may be netted  against  one another on any  Business  Day for the purpose of determining the amount of any wire transfer on that Business Day.

         3.8 Issuance and transfer of the Portfolio shares will be by book entry only. Stock  certificates  will not be issued to you or the Accounts.  Portfolio shares  purchased from the Trust will be recorded in the  appropriate  title for each Account or the appropriate subaccount of each Account.

         3.9 We shall  furnish,  on or before the  ex-dividend  date,  but in no event later than 6:30 p.m. Eastern time on the date the payment is made,  notice to you that there will be or have been that day income dividends or capital gain distributions  payable  on the  shares of any  Portfolio.  You  hereby  elect to receive all such income dividends and capital gain  distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change  this  election  in the  future.  We will  notify you of the number of shares so issued as payment of such dividends and distributions.

4.       FEES, EXPENSES, PROSPECTUSES, PROXY MATERIALS AND REPORTS

         4.1 We  shall  pay  no fee or  other  compensation  to you  under  this
Agreement except as provided on Schedule F, if attached.

         4.2 We shall  prepare and be  responsible  for filing with the SEC, and any state regulators  requiring such filing, all shareholder  reports,  notices, proxy materials (or similar  materials such as voting  instruction  solicitation materials),  prospectuses and statements of additional information of the Trust.
We shall bear the costs of preparation and filing of the documents listed in the preceding sentence,  registration and qualification of the Trust's shares of the
Portfolios.

         4.3 We shall use reasonable  efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser,  in such form  as  you  may  reasonably  require,  as you  shall  reasonably  request  in
connection  with  the  preparation  of  disclosure   documents  and  annual  and
semi-annual reports pertaining to the Contracts.

         4.4 At your option, we shall provide you, at our expense,  with either:
(i) for each Contract owner who is invested  through the Account in a subaccount corresponding to a Portfolio ("designated subaccount"),  one copy of each of the following  documents on each  occasion  that such document is required by law or regulation  to be  delivered  to  such  Contract  owner  who  is  invested  in a
designated   subaccount:   the  Trust's  current   prospectus,   annual  report,
semi-annual   report  and  other  shareholder   communications,   including  any
amendments or supplements to any of the foregoing,  pertaining  specifically  to the Portfolios  ("Designated Portfolio Documents");  or (ii) a camera ready copy of such Designated  Portfolio Documents in a form suitable for printing and from which information  relating to series of the Trust other than the Portfolios has been deleted to the extent  practicable.  In connection with clause (ii) of this paragraph,  we will pay for  proportional  printing  costs  for such  Designated
Portfolio  Documents in order to provide one copy for each Contract owner who is invested in a  designated  subaccount  on each  occasion  that such  document is required by law or  regulation  to be  delivered  to such  Contract  owner,  and provided the appropriate  documentation is provided and approved by us. We shall provide  you  with a  copy  of  the  Trust's  current  statement  of  additional information, including any amendments or supplements, in a form suitable for you to duplicate. The expenses of furnishing,  including mailing, to Contract owners the documents  referred to in this paragraph  shall be borne by you. For each of the documents  provided to you in accordance  with clause (i) of this  paragraph
4.4, we shall  provide you,  upon your request and at your  expense,  additional copies.  In no event  shall we be  responsible  for the  costs  of  printing  or delivery of Designated  Portfolio  Documents to potential or new Contract owners or the delivery of Designated Portfolio Documents to existing contract owners.

         4.5  We  shall  provide  you,  at  our  expense,  with  copies  of  any
Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount.
You shall bear the costs of distributing  proxy materials (or similar  materials such as voting solicitation instructions) to Contract owners.

         4.6 You  assume  sole  responsibility  for  ensuring  that the  Trust's prospectuses,  shareholder reports and  communications,  and proxy materials are delivered to Contract  owners in accordance  with  applicable  federal and state securities laws.

5.       VOTING

         5.1 All  Participating  Insurance  Companies shall have the obligations and  responsibilities  regarding  pass-through  voting and conflicts of interest corresponding to those contained in the Shared Funding Order.

         5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions  received from Contract owners; and (iii) vote Trust shares for which no instructions  have been received in the same proportion as Trust shares of such Portfolio for which  instructions have been received;  so long as and to the  extent  that  the SEC  continues  to  interpret  the  1940  Act to  require pass-through  voting  privileges for variable  contract owners.  You reserve the right to vote Trust shares held in any Account in your own right,  to the extent permitted by law.

         5.3 So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through  voting  privileges to Contract  owners whose  Contract  values are invested,  through  the  Accounts,  in shares of one or more  Portfolios  of the
Trust.  We shall  require all  Participating  Insurance  Companies  to calculate voting  privileges in the same manner and you shall be responsible  for assuring that the Accounts  calculate voting privileges in the manner  established by us.
With  respect to each  Account,  you will vote shares of each  Portfolio  of the
Trust  held by an  Account  and for which no  timely  voting  instructions  from
Contract owners are received in the same proportion as those shares held by that
Account for which voting instructions are received.  You and your agents will in no way  recommend or oppose or interfere  with the  solicitation  of proxies for
Portfolio  shares held to fund the Contracts  without our prior written consent, which consent may be withheld in our sole discretion.

6.       SALES MATERIAL, INFORMATION AND TRADEMARKS

         6.1  For  purposes  of this  Section  6,  "Sales  literature  or  other
Promotional material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or
designed  for  use  in  a  newspaper,   magazine  or  other  periodical,  radio,
television, telephone or tape recording, videotape display, signs or billboards,
motion  pictures,   electronic  communication  or  other  public  media),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts or any other  advertisement,  sales  literature or published  article or electronic communication),  educational  or  training  materials  or  other  communications distributed  or made  generally  available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

         6.2 You shall furnish,  or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement
of  additional  information,  private  placement  memorandum,   retirement  plan
disclosure information or other disclosure documents or similar information,  as applicable  (collectively  "Disclosure  Documents"),  as  well  as  any  report, solicitation  for voting  instructions,  Sales  literature or other  Promotional materials,  and all  amendments to any of the above that relate to the Contracts or the Accounts and also refer to a Portfolio,  the Trust, the Underwriter or an
Adviser,  prior to its  first  use.  You  shall  furnish,  or shall  cause to be furnished,  to us or our  designee  each  piece  of  Sales  literature  or other
Promotional  material  in which the Trust or an Adviser  is named,  at least ten
(10) Business  Days prior to its proposed  use. No such  material  shall be used unless we or our designee approve such material and its proposed use.

         6.3 You and your  agents  shall  not give any  information  or make any representations  or statements  on behalf of the Trust or concerning  the Trust, the  Underwriter  or an  Adviser,  other  than  information  or  representations
contained  in  and  accurately  derived  from  the  registration   statement  or
prospectus for the Trust shares (as such  registration  statement and prospectus may be  amended  or  supplemented  from time to time),  annual  and  semi-annual reports of the Trust,  Trust-sponsored proxy statements,  or in Sales literature or other Promotional  material approved by the Trust or its designee,  except as required  by  legal  process  or  regulatory  authorities  or with  the  written permission  of the Trust or its  designee.  You shall send us a complete copy of each  Disclosure  Document  and item of Sales  literature  or other  Promotional materials in its final form within twenty (20) days of its first use.

         6.4 We shall not give any  information or make any  representations  or statements  on behalf of you or  concerning  you, the Accounts or the  Contracts other  than  information  or  representations,  including  naming you as a Trust shareholder,  contained in and accurately derived from Disclosure  Documents for the Contracts (as such Disclosure  Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional  materials,  except as required by legal process or regulatory authorities or with your written permission.

         6.5  Except  as  provided  in  Section  6.2,  you  shall  not  use  any designation  comprised  in whole or part of the  names  or marks  "Franklin"  or
"Templeton"  or any  logo  or  other  trademark  relating  to the  Trust  or the
Underwriter  without  prior  written  consent,  and  upon  termination  of  this
Agreement  for any  reason,  you shall cease all use of any such name or mark as soon as reasonably practicable.

         6.6 You shall  furnish to us ten (10)  Business Days prior to its first submission  to the  SEC or its  staff,  any  request  or  filing  for  no-action assurance or exemptive  relief naming,  pertaining to, or affecting,  the Trust, the Underwriter or any of the Portfolios.

7.       INDEMNIFICATION

         7.1      INDEMNIFICATION BY YOU

                  7.1.1  You  agree  to   indemnify   and  hold   harmless   the
         Underwriter,  the Trust and each of its Trustees,  officers,  employees and agents and each  person,  if any, who controls the Trust within the meaning of Section 15 of the 1933 Act  (collectively,  the "Indemnified
         Parties" and individually the "Indemnified  Party" for purposes of this
         Section 7) against any and all  losses,  claims,  damages,  liabilities
         (including amounts paid in settlement with your written consent,  which consent shall not be unreasonably  withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred
         in  connection  therewith)  (collectively,   "Losses"),  to  which  the
         Indemnified Parties may become subject under any statute or regulation, or at common law or  otherwise,  insofar as such  Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

                           7.1.1.1  arise  out of or are based  upon any  untrue
                  statements or alleged  untrue  statements of any material fact contained in a Disclosure Document for the Contracts or in the
                  Contracts  themselves  or in  sales  literature  generated  or approved by you on behalf of the Contracts or Accounts (or any
                  amendment   or   supplement   to   any   of   the   foregoing)
                  (collectively,  "Company  Documents"  for the purposes of this
                  Section 7), or arise out of or are based upon the  omission or the alleged omission to state therein a material fact required to be  stated  therein  or  necessary  to make the  statements therein not misleading, provided that this indemnity shall not apply  as to  any  Indemnified  Party  if  such  statement  or omission or such  alleged  statement  or omission  was made in
                  reliance  upon  and  was   accurately   derived  from  written
                  information  furnished to you by or on behalf of the Trust for use in Company  Documents or otherwise  for use in  connection with the sale of the Contracts or Trust shares; or

                           7.1.1.2  arise out of or result  from  statements  or
                  representations  (other  than  statements  or  representations contained in and  accurately  derived from Trust  Documents as defined  below in Section  7.2) or wrongful  conduct of you or persons  under  your  control,  with  respect  to the  sale or acquisition of the Contracts or Trust shares; or

                           7.1.1.3  arise  out  of or  result  from  any  untrue
                  statement  or alleged  untrue  statement  of a  material  fact contained in Trust  Documents as defined  below in Section 7.2 or the  omission  or  alleged  omission  to  state  therein  a material  fact  required to be stated  therein or necessary to make the  statements  therein not misleading if such statement or omission was made in reliance upon and  accurately  derived from  written  information  furnished  to the  Trust  by or on behalf of you; or

                           7.1.1.4  arise out of or result  from any  failure by
                  you to provide the services or furnish the materials  required under the terms of this Agreement;

                           7.1.1.5  arise  out of or  result  from any  material
                  breach of any  representation  and/or  warranty made by you in this  Agreement  or arise  out of or  result  from  any  other material breach of this Agreement by you; or

                           7.1.1.6  arise  out  of or  result  from  a  Contract
                  failing to be considered a life insurance policy or an annuity
                  Contract,   whichever   is   appropriate,   under   applicable
                  provisions  of the Code  thereby  depriving  the  Trust of its compliance with Section 817(h) of the Code.

                  7.1.2  You  shall not be  liable  under  this  indemnification provision  with  respect  to any Losses to which an  Indemnified  Party would  otherwise  be  subject  by  reason of such  Indemnified  Party's willful misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified
         Party's  reckless  disregard  of  obligations  and  duties  under  this
         Agreement or to the Trust or Underwriter,  whichever is applicable. You shall also not be liable  under  this  indemnification  provision  with respect to any claim made  against an  Indemnified  Party  unless  such
         Indemnified   Party  shall  have  notified  you  in  writing  within  a
         reasonable  time after the summons or other first legal process  giving information of the nature of the claim shall have been served upon such
         Indemnified  Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify you of any such claim shall not relieve you from any liability which it may have to the  Indemnified  Party against whom such action is brought otherwise than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  you shall be entitled to participate, at your own expense, in the defense of such action.  Unless the  Indemnified  Party  releases  you from any further obligations  under this  Section  7.1,  you also shall be  entitled  to assume the defense  thereof,  with  counsel  satisfactory  to the party named in the  action.  After  notice from you to such party of the your election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and you will not be liable to such party under this  Agreement  for any
         legal  or  other   expenses   subsequently   incurred   by  such  party
         independently  in  connection  with  the  defense  thereof  other  than reasonable costs of investigation.

                  7.1.3 The Indemnified  Parties will promptly notify you of the
         commencement   of  any  litigation  or  proceedings   against  them  in
         connection  with  the  issuance  or sale  of the  Trust  shares  or the
         Contracts or the operation of the Trust.

         7.2      INDEMNIFICATION BY THE UNDERWRITER

                  7.2.1 The  Underwriter  agrees to indemnify  and hold harmless you, and each of your  directors and officers and each person,  if any, who  controls  you  within  the  meaning  of Section 15 of the 1933 Act
         (collectively,   the   "Indemnified   Parties"  and   individually   an
         "Indemnified  Party" for  purposes of this Section 7.2) against any and all losses,  claims,  damages,  liabilities  (including amounts paid in settlement with the written consent of the  Underwriter,  which consent
         shall  not  be  unreasonably   withheld)  or  expenses  (including  the
         reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred
         in  connection  therewith)   (collectively,   "Losses")  to  which  the
         Indemnified Parties may become subject under any statute, at common law or  otherwise,  insofar  as such  Losses  are  related  to the  sale or acquisition of the shares of the Trust or the Contracts and:

                           7.2.1.1  arise  out of or are based  upon any  untrue
                  statements or alleged  untrue  statements of any material fact contained in the Registration  Statement,  prospectus or sales literature of the Trust (or any amendment or supplement to any of the  foregoing)  (collectively,  the "Trust  Documents") or arise out of or are based  upon the  omission  or the  alleged omission  to state  therein a  material  fact  required  to be stated therein or necessary to make the statements therein not misleading,  provided that this  agreement to indemnify  shall not apply as to any  Indemnified  Party if such  statement  or omission of such  alleged  statement  or omission  was made in reliance upon and in conformity with information  furnished to us by or  on  behalf  of  you  for  use  in  the  Registration
                  Statement or prospectus  for the Trust or in sales  literature
                  (or any  amendment  or  supplement)  or  otherwise  for use in connection with the sale of the Contracts or Trust shares; or

                           7.2.1.2  arise out of or as a result of statements or
                  representations  (other  than  statements  or  representations contained in the Disclosure  Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its  control)  or  wrongful  conduct of the Trust,  Adviser or
                  Underwriter  or persons under their  control,  with respect to the sale or distribution of the Contracts or Trust shares; or

                           7.2.1.3 arise out of any untrue  statement or alleged
                  untrue  statement of a material fact contained in a Disclosure
                  Document or sales  literature  covering the Contracts,  or any amendment  thereof or supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be  stated  therein  or  necessary  to make the  statement  or statements  therein  not  misleading,  if  such  statement  or omission was made in reliance  upon  information  furnished to you by or on behalf of the Trust; or

                           7.2.1.4  arise as a result  of any  failure  by us to
                  provide the services and furnish the materials under the terms of this Agreement (including a failure,  whether unintentional
                  or  in  good   faith  or   otherwise,   to  comply   with  the
                  qualification  representation specified above in Section 2.2.7
                  and  the  diversification   requirements  specified  above  in
                  Section 2.2.8; or

                           7.2.1.5  arise  out of or  result  from any  material
                  breach  of any  representation  and/or  warranty  made  by the
                  Underwriter  in this  Agreement or arise out of or result from
                  any  other   material   breach  of  this   Agreement   by  the
                  Underwriter;   as  limited  by  and  in  accordance  with  the
                  provisions of Sections 7.2.2 and 7.2.3 hereof.

                  7.2.2  The   Underwriter   shall  not  be  liable  under  this
         indemnification  provision  with  respect  to any  Losses  to  which an
         Indemnified  Party  would  otherwise  be  subject  by  reason  of  such
         Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations and duties
         under  this  Agreement  or  to  you  or  the  Accounts,   whichever  is
         applicable.

                  7.2.3  The   Underwriter   shall  not  be  liable  under  this
         indemnification  provision  with  respect to any claim made  against an
         Indemnified Party unless such Indemnified Party shall have notified the
         Underwriter  in writing  within a reasonable  time after the summons or other first legal process giving information of the nature of the claim shall  have been  served  upon such  Indemnified  Party (or after  such
         Indemnified  Party shall have  received  notice of such  service on any designated  agent),  but failure to notify the  Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the  Indemnified  Party  against  whom such  action is  brought otherwise than on account of this  indemnification  provision.  In case any such  action  is  brought  against  the  Indemnified  Parties,  the
         Underwriter will be entitled to participate, at its own expense, in the defense thereof.  Unless the Indemnified Party releases the Underwriter from any further  obligations  under this Section 7.2, the  Underwriter also shall be  entitled  to assume the defense  thereof,  with  counsel satisfactory  to the party named in the action.  After  notice from the
         Underwriter to such party of the  Underwriter's  election to assume the defense thereof,  the Indemnified  Party shall bear the expenses of any additional  counsel  retained  by it, and the  Underwriter  will not be liable  to such  party  under  this  Agreement  for any  legal or other
         expenses   subsequently   incurred  by  such  party   independently  in
         connection  with the defense  thereof  other than  reasonable  costs of investigation.

                  7.2.4 You agree  promptly  to notify  the  Underwriter  of the commencement  of  any  litigation  or  proceedings  against  you or the
         Indemnified  Parties in  connection  with the  issuance  or sale of the
         Contracts or the operation of each Account.

         7.3      INDEMNIFICATION BY THE TRUST

                  7.3.1 The Trust agrees to indemnify and hold harmless you, and each of your  directors  and  officers  and each  person,  if any,  who controls  you  within  the  meaning  of  Section  15 of  the  1933  Act
         (collectively,  the "Indemnified  Parties" for purposes of this Section
         7.3)  against  any  and  all  losses,  claims,   damages,   liabilities
         (including  amounts paid in settlement  with the written consent of the
         Trust, which consent shall not be unreasonably  withheld) or litigation
         (including  legal and other expenses) to which the Indemnified  Parties may become  subject  under any  statute,  at common  law or  otherwise, insofar as such losses,  claims,  damages,  liabilities or expenses (or actions  in  respect  thereof)  or  settlements  result  from the gross negligence,  bad faith or willful misconduct of the Board or any member thereof,  are related to the operations of the Trust,  and arise out of or  result  from  any  material  breach  of any  representation  and/or warranty made by the Trust in this  Agreement or arise out of or result from any other  material  breach of this  Agreement  by the  Trust;  as limited by and in accordance  with the provisions of Sections 7.3.2 and
         7.3.3 hereof.  It is understood and expressly  stipulated  that neither the holders of shares of the Trust nor any Trustee,  officer,  agent or employee of the Trust shall be personally liable  hereunder,  nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

                  7.3.2 The Trust shall not be liable under this indemnification provision with respect to any losses, claims,  damages,  liabilities or litigation  incurred or assessed against any Indemnified  Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance  of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless  disregard of obligations  and duties under this Agreement or to you, the Trust,  the
         Underwriter or each Account, whichever is applicable.

                  7.3.3 The Trust shall not be liable under this indemnification provision with respect to any claim made against an  Indemnified  Party unless such Indemnified  Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving  information  of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent),  but failure to notify the Trust of any such claim  shall not relieve the Trust from any liability which it may have to the  Indemnified  Party against whom
         such   action  is   brought   otherwise   than  on   account   of  this
         indemnification  provision.  In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate,  at its own expense,  in the defense thereof.  Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the  defense  thereof,  with counsel  satisfactory  to the party named in the action.  After  notice from the Trust to such  party of the  Trust's  election  to assume  the defense thereof, the Indemnified Party shall bear the fees and expenses of any  additional  counsel  retained  by it, and the Trust will not be liable  to such  party  under  this  Agreement  for any  legal or other
         expenses   subsequently   incurred  by  such  party   independently  in
         connection  with the defense  thereof  other than  reasonable  costs of investigation.

                  7.3.4  You  agree   promptly   to  notify  the  Trust  of  the
         commencement  of  any  litigation  or  proceedings  against  you or the
         Indemnified Parties in connection with this Agreement,  the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.       NOTICES

         Any  notice  shall be  sufficiently  given when sent by  registered  or certified  mail to the other  party at the  address  of such  party set forth in
Schedule  G below or at such  other  address as such party may from time to time specify in writing to the other party.

9.       TERMINATION

         9.1 This  Agreement  may be  terminated by any party in its entirety or with respect to one, some or all  Portfolios  for any reason by ninety (90) days advance written notice delivered to all other parties.

         9.2 This Agreement shall terminate immediately:

             9.2.1 by written agreement of all of the parties.

             9.2.2 in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law.

             9.2.3 by written  notice from you to the Trust and the  Underwriter if any Portfolio:

                   9.2.3.1  ceases to qualify as  Regulated  Investment  Company under  Subchapter M of the Code,  or under any successor or similar provision; or

                   9.2.3.2  fails  to  meet  the  diversification   requirements
             specified  in  Section  817(h)  of the  Code  and  any  regulations thereunder or any successor or similar provision.

             9.2.4 by written notice from either the Trust or the Underwriter to you if:

                   9.2.4.1 any Contract:  (i) ceases to be treated as an annuity contract or life insurance contract under applicable  provisions of the Code or under any  successor  or  similar  provisions;  or (ii)
             fails to qualify as a  "variable  contract"  within the  meaning of such  term  under  Section  817  of the  Code,  as  amended,  or any regulations thereunder;

                   9.2.4.2  you give us the  written  notice specified  above in
             Section 3.3 and at the same time you give us such notice  there was no notice of termination  outstanding  under any other provision of this Agreement;  provided, however, that any termination under this
             Section 9.2.4.2 shall be effective sixty (60) days after the notice specified in Section 3.3 was given; or

                   9.2.4.3  you  notify  the Trust or the  Underwriter  that the exemption from  registration  under Section 3(c) of the 1940 Act no
             longer  applies,   or  might  not  apply  in  the  future,   to the
             unregistered  Accounts,  or that the  exemption  from  registration under Section 4(2) or  Regulation D promulgated  under the 1933 Act no longer  applies or might not apply in the future,  to  interests under the unregistered Contracts.

         9.3 This  Agreement  may be  terminated  immediately  by any party upon written notice to all other parties upon the material breach of any provision of this  Agreement,  but no termination  shall be effective  under this Section 9.3 until the  terminating  party has specified the nature of the material breach in writing to the other parties to this  Agreement and such other parties have been afforded  a  reasonable  opportunity  (and no less  than 30  days)  to cure  the material breach

         9.4 If this Agreement is terminated for any reason,  except as required by the Shared Funding Order or pursuant to Section 9.2.4.1,  above, we shall, at your option,  continue to make available  additional shares of any Portfolio and redeem  shares of any Portfolio  pursuant to all of the terms and  conditions of this  Agreement for all Contracts in effect on the effective date of termination of this  Agreement.  If this  Agreement is  terminated as required by the Shared
Funding Order, its provisions shall govern.

         9.5 The provisions of Sections 2 (Representations and Warranties) and 7
(Indemnification)  shall survive the  termination of this  Agreement.  All other applicable  provisions of this Agreement  shall survive the  termination of this
Agreement,  as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 9.4, except that we shall have no further  obligation to sell Trust shares with respect to Contracts issued after termination.

         9.6 You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except:
(i) as necessary to implement Contract owner initiated or approved transactions;
(ii) as required by state  and/or  federal  laws or  regulations  or judicial or other  legal  precedent  of general  application  (hereinafter  referred to as a
"Legally  Required  Redemption");  (iii)  as  permitted  by an  order of the SEC pursuant to Section 26(b) of the 1940 Act; or (iv) or as permitted by a Contract if such Contract is not, and is not required to be,  registered  pursuant to the federal  securities  laws.  Upon request,  you shall promptly  furnish to us the opinion of your counsel (which counsel shall be reasonably  satisfactory  to us)
to the effect  that any  redemption  pursuant  to clause (ii) above is a Legally
Required  Redemption.  Furthermore,  except in cases where  permitted  under the terms of the Contracts,  you shall not prevent  Contract  owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving us ninety (90) days notice of your intention to do so.

10.      MISCELLANEOUS

         10.1 The captions in this  Agreement  are included for  convenience  of reference  only and in no way define or delineate any of the  provisions of this
Agreement or otherwise affect their construction or effect.

         10.2  This  Agreement  may be  executed  simultaneously  in two or more counterparts,  all of which taken  together  shall  constitute  one and the same instrument.

         10.3 If any provision of this  Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.4 This Agreement  shall be construed and its provisions  interpreted under and in accordance with the laws of the State of California.  It shall also be subject to the  provisions of the federal  securities  laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive  relief,  and to the  conditions of such orders.  We shall promptly forward copies of any such orders to you.

         10.5 The  parties  to this  Agreement  acknowledge  and agree  that all liabilities of the Trust arising, directly or indirectly,  under this Agreement, of any and every nature whatsoever,  shall be satisfied solely out of the assets of the  Trust  and that no  Trustee,  officer,  agent or  holder  of  shares  of beneficial  interest  of the  Trust  shall  be  personally  liable  for any such liabilities.

         10.6  The  parties  to  this  Agreement   agree  that  the  assets  and
liabilities  of each  Portfolio of the Trust are separate and distinct  from the assets and liabilities of each other Portfolio.  No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

         10.7 Each party to this Agreement shall cooperate with each other party and all appropriate  governmental  authorities (including without limitation the
SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.8 Each  party to this  Agreement  shall  treat as  confidential  all information  reasonably identified as confidential in writing by any other party to this Agreement,  and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or use such names and addresses and other  confidential  information until such time as they may come into the public domain, without the express written consent of the affected party to this Agreement.  Without  limiting the foregoing,  no party to this Agreement shall disclose any  information  that such party has been advised is proprietary,  except such information that such party is required to disclose by any appropriate  governmental authority (including,  without limitation,  the
SEC, the NASD, and state securities and insurance regulators).

         10.9 The rights,  remedies and obligations  contained in this Agreement are  cumulative  and  are in  addition  to any  and  all  rights,  remedies  and obligations,  at law or in  equity,  which the  parties  to this  Agreement  are entitled to under state and federal laws.

         10.10 The  parties to this  Agreement  acknowledge  and agree that this
Agreement  shall not be exclusive in any  respect,  except as provided  above in
Section 3.3.

         10.11 Neither this Agreement nor any rights or  obligations  created by it may be assigned by any party without the prior written  approval of the other parties.

         10.12 No provisions of this Agreement may be amended or modified in any manner except by a written  agreement  properly  authorized and executed by both parties.

         IN  WITNESS  WHEREOF,  each  of the  parties  have  caused  their  duly authorized officers to execute this Agreement.

         The Company:                       SECURITY BENEFIT LIFE INSURANCE COMPANY

                                            By:        ELLIOTT SHIFMAN
                                                     ---------------------------
                                            Name:      Elliott Shifman
                                            Title:     Vice President

         The Trust:                         FRANKLIN TEMPLETON VARIABLE INSURANCE
         ONLY ON BEHALF OF EACH             PRODUCTS TRUST
         PORTFOLIO LISTED ON SCHEDULE
         C HEREOF.

                                            By:        KAREN L. SKIDMORE
                                                     ---------------------------
                                            Name:      Karen L. Skidmore
                                            Title:     Assistant Vice President

         The Underwriter:                   FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                            By:        PHILIP J. KEARNS
                                                     ---------------------------
                                            Name:      Philip J. Kearns
                                            Title:     Vice President

                                   SCHEDULE A

                                   THE COMPANY

Security Benefit Life Insurance Company
700 SW Harrison
Topeka, Kansas 66636

A life insurance company incorporated under Kansas law.

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

1.       Name:                               SBL Variable Annuity Account XIV
         Date Established:                   June 26, 2000
         SEC Registration Number:            811-10011

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

FRANKLIN TEMPLETON VARIABLE INSURANCE
         PRODUCTS TRUST                           INVESTMENT ADVISER

Franklin Small Cap Fund, Class 2             Franklin Advisers, Inc.
Templeton Developing Markets Securities      Templeton Asset Management Ltd.
 Fund, Class 2
Templeton International Securities Fund,     Templeton Investment Counsel, LLC
 Class 2

                        SCHEDULE D

                  CONTRACTS OF THE COMPANY

-----------------------------------------------------------
                                      CONTRACT 1
-----------------------------------------------------------
CONTRACT/PRODUCT NAME       Secure Design
-----------------------------------------------------------
REGISTERED (Y/N)            Yes
-----------------------------------------------------------
SEC REGISTRATION NUMBER     333-52114
-----------------------------------------------------------
REPRESENTATIVE FORM         V6029
NUMBERS
-----------------------------------------------------------
SEPARATE ACCOUNT            SBL Variable Annuity Account
NAME/DATE ESTABLISHED       XIV/June 26, 2000
-----------------------------------------------------------
SEC REGISTRATION NUMBER     811-10011
-----------------------------------------------------------
PORTFOLIOS AND CLASSES      Templeton Developing Markets
-ADVISER                    Securities Fund,
                            Class 2--Templeton Asset
                            Management, Ltd.

                            Templeton International
                            Securities Fund,
                            Class 2--Templeton Investment
                            Counsel, Inc.

                            Franklin Small Cap Fund,
                            Class 2--Franklin Advisers, Inc.
-----------------------------------------------------------

                                   SCHEDULE E

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

  1.     AIM V.I. Capital Appreciation Fund
  2.     Federated High Income Bond  Fund II
  3.     Federated Fund for U.S. Government Securities II
  4.     Fidelity VIP Contrafund Portfolio Service Class II
  5.     Fidelity VIP Index 500 Portfolio Service Class II
  6.     Fidelity VIP Investment Grade Bond Portfolio Service Class II
  7.     Fidelity VIP Growth Opportunities Portfolio Service Class II
  8.     Neuberger Berman Advisers Management Trust Guardian Portfolio
  9.     Neuberger Berman Advisers Management Trust Partners Portfolio
  10.    SBL Fund Series D
  11.    Rydex U.S. Government Money Market
  12.    Rydex Arktos
  13.    Rydex Nova
  14.    Rydex OTC
  15.    Rydex Ursa
  16.    Rydex Large Cap Europe
  17.    Rydex Large Cap Japan
  18.    Rydex Banking
  19.    Rydex Basic Materials
  20.    Rydex Biotechnology
  21.    Rydex Consumer Products
  22.    Rydex Electronics
  23.    Rydex Energy
  24.    Rydex Energy Services
  25.    Rydex Financial Services
  26.    Rydex Health Care
  27.    Rydex Internet
  28.    Rydex Leisure
  29.    Rydex Precious Metals
  30.    Rydex Retailing
  31.    Rydex Technology
  32.    Rydex Telecommunications
  33.    Rydex Transportation
  34.    Rydex Utilities
  35.    Strong Opportunity Fund II

                                   SCHEDULE F

                                RULE 12B-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions  referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated  as a  percentage  per  year  of  Class  2's  average  daily  net  assets represented by shares of Class 2.

PORTFOLIO NAME                                    MAXIMUM ANNUAL PAYMENT RATE

Franklin Small Cap Fund                                     0.25%
Templeton Developing Markets Securities Fund                0.25%
Templeton International Securities Fund                     0.25%

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account,  purchases Trust Portfolio shares
("Eligible  Shares")  which are subject to a Rule 12b-1 plan  adopted  under the
1940 Act (the "Plan"), the Company may participate in the Plan.

     To  the  extent  the  Company  or  its  affiliates,   agents  or  designees
(collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares
("Rule 12b-1 Services") or variable  contracts  offering  Eligible  Shares,  the
Underwriter,  the Trust or their affiliates  (collectively,  "we") may pay you a
Rule 12b-1 fee.  "Rule  12b-1  Services"  may  include,  but are not limited to, printing of  prospectuses  and reports used for sales  purposes,  preparing  and distributing sales literature and related expenses, advertisements, education of dealers and their representatives,  and similar  distribution-related  expenses, furnishing personal services to owners of Contracts which may invest in Eligible
Share  ("Contract  Owners"),  education of Contract  Owners,  answering  routine inquiries  regarding a  Portfolio,  coordinating  responses  to  Contract  Owner inquiries regarding the Portfolios,  maintaining such accounts or providing such other  enhanced  services as a Trust  Portfolio  or  Contract  may  require,  or providing other services  eligible for service fees as defined under NASD rules.
Your  acceptance  of such  compensation  is your  acknowledgment  that  eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of
Eligible  Shares  owned by the Company on behalf of its  Accounts,  and shall be calculated on the basis and at the rates set forth in the Compensation  Schedule stated  above.  The  aggregate  annual fees paid pursuant to each Plan shall not
exceed  the  amounts  stated  as  the  "annual   maximums"  in  the  Portfolio's
prospectus,  unless an increase is approved by  shareholders  as provided in the
Plan. These maximums shall be a specified  percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its
Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its  effective  Prospectus).  The Rule  12b-1 fee will be paid to you within  thirty  (30) days after the end of the  three-month  periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's  Boards of Trustees  ("Trustees")  with respect to the Rule 12b-1 fees paid to you pursuant to the Plans.  We shall furnish to the  Trustees,  for their  review on a quarterly  basis,  a written  report of the amounts  expended under the Plans and the purposes for which such expenditures were made.

     The Plans and  provisions of any  agreement  relating to such Plans must be approved annually by a vote of the Trustees,  including the Trustees who are not interested  persons of the Trust and who have no financial interest in the Plans or any related agreement "(Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority  of the  Disinterested  Trustees;  or by a vote of a majority of the  outstanding  shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that  terminates the  Underwriting  Agreement  between the
Underwriter  and the Trust,  and/or the management or  administration  agreement between the Underwriter and the Trust,  and/or the management or  administration agreement  between  Franklin  Advisers,  Inc. and its  affiliates and the Trust.
Continuation of the Plans is also  conditioned on  Disinterested  Trustees being ultimately  responsible  for  selecting  and  nominating  any new  Disinterested
Trustees.  Under Rule 12b-1,  the Trustees  have a duty to request and evaluate, and  persons  who are party to any  agreement  related  to a Plan have a duty to furnish,  such  information  as  may  reasonably  be  necessary  to an  informed determination  of whether the Plan or any  agreement  should be  implemented  or continued.  Under Rule 12b-1,  the Trust is  permitted  to implement or continue
Plans or the provisions of any agreement relating to such Plan from year-to-year only  if,  based on  certain  legal  considerations,  the  Trustees  are able to conclude  that the Plans will benefit each affected  Trust  Portfolio and class.
Absent  such yearly  determination,  the Plans must be  terminated  as set forth above.  In the  event  of the  termination  of the  Plans  for any  reason,  the provisions of this Schedule F relating to the Plans will also terminate. Because the Rule  12b-1  fees  paid to you  pursuant  to the  Plans  may be  reduced  or terminated  at any time and we are not  liable  for,  and  will not  offset  any reduction or termination in such fees, you agree to consider whether or not your selling  agreements  with  persons  or  entities  through  whom  you  intend  to distribute the Contracts  should provide that  compensation  paid to them may be reduced if such Rules  12b-1 fees are  reduced  or  terminated.  Any  obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the  assets of the Trust and no person  shall  seek  satisfaction  thereof  from shareholders of the Trust.  You agree to waive payment of any amounts payable to you by Underwriter  under a Plan until such time as the Underwriter has received such fee from the Trust.

The   provisions  of the  Plans  shall  control  over  the   provisions  of  the
Participation  Agreement,  including  this  Schedule  F,  in  the  event  of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and  regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

        To the Company:       Security Benefit Life Insurance Company
                              700 SW Harrison
                              Topeka, Kansas 66636
                                      Attention: General Counsel

        To the Trust:         Franklin Templeton Variable Insurance Products Trust
                              777 Mariners Island Boulevard
                              San Mateo, California 94404
                                      Attention:  Karen L. Skidmore

        To the Underwriter:   Franklin Templeton Distributors, Inc.
                              777 Mariners Island Boulevard
                              San Mateo, California 94404
                                      Attention: Phil Kearns

                                   SCHEDULE H

                              SHARED FUNDING ORDER

                 Templeton Variable Products Series Fund, et al.

                               File No. 812-11698

                       SECURITIES AND EXCHANGE COMMISSION

                              Release No. IC-24018

                               1999 SEC LEXIS 1887

                               September 17, 1999

ACTION:  Notice of  application  for an amended  order of exemption  pursuant to
Section  6(c) of the  Investment  Company  Act of 1940 (the "1940 Act") from the provisions of Sections  9(a),  13(a),  15(a) and 15(b) of the 1940 Act and Rules
6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT:  Summary of  Application:  Templeton  Variable  Products  Series Fund (the
"Templeton  Trust"),   Franklin  Templeton  Variable  Insurance  Products  Trust
(formerly  Franklin  Valuemark  Funds) (the "VIP Trust," and  together  with the
Templeton Trust,  the "Funds"),  Templeton Funds Annuity Company ("TFAC") or any
successor to TFAC, and any future open-end  investment company for which TFAC or any  affiliate  is the  administrator,  sub-administrator,  investment  manager, adviser,  principal  underwriter,  or sponsor  ("Future  Funds") seek an amended order of the  Commission  to (1) add as  parties to that order the VIP Trust and any  Future  Funds and (2)  permit  shares of the Funds and  Future  Funds to be issued  to and held by  qualified  pension  and  retirement  plans  outside  the separate account context.

 Applicants:   Templeton  Variable  Products  Series  Fund,  Franklin  Templeton
Variable  Insurance  Products  Trust,  Templeton  Funds  Annuity  Company or any
successor to TFAC, and any future open-end  investment company for which TFAC or any  affiliate  is the  administrator,  sub-administrator,  investment  manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").

 Filing  Date:  The  application  was filed on July 14,  1999,  and  amended and restated on September 17, 1999.

 Hearing or Notification of Hearing:  An order granting the application  will be issued unless the Commission orders a hearing.  Interested persons may request a hearing by writing to the  Secretary of the  Commission  and serving  Applicants with a copy of the request,  personally or by mail.  Hearing  requests should be received by the  Commission  by 5:30 p.m.,  on October 12,  1999,  and should be accompanied  by proof of service on the  Applicants  in the form of an affidavit or, for lawyers,  a certificate of service.  Hearing  requests  should state the nature of the  writer's  interest,  the reason for the  request,  and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

 Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW,
Washington, D.C. 20549-0609.

 Applicants:  Templeton  Variable  Products  Series Fund and Franklin  Templeton
Variable  Insurance  Products Trust, 777 Mariners Island  Boulevard,  San Mateo,
California 94404, Attn: Karen L. Skidmore, Esq.

 For Further Information Contact: Kevin P. McEnery,  Senior Counsel, or Susan M.
Olson,  Branch  Chief,  Office of  Insurance  Products,  Division of  Investment
Management, at (202) 942-0670.

 Supplementary Information:  The following is a summary of the application.  The complete  application  is available  for a fee from the SEC's  Public  Reference
Branch,  450  Fifth  Street,  N.W.,  Washington,  D.C.  20549-0102  (tel.  (202)
942-8090).

 Applicants' Representations:

 1. Each of the Funds is registered under the 1940 Act as an open-end management investment  company and was organized as a  Massachusetts  business  trust.  The
Templeton Trust currently  consists of eight separate series,  and the VIP Trust consists  of  twenty-five  separate  series.  Each Fund's  Declaration  of Trust permits the  Trustees  to create  additional  series of shares at any time.  The
Funds currently serve as the underlying  investment  medium for variable annuity contracts  and variable  life  insurance  policies  issued by various  insurance companies.  The Funds have entered into  investment  management  agreements with certain investment managers ("Investment Managers") directly or indirectly owned by Franklin Resources,  Inc. ("Resources"),  a publicly owned company engaged in the financial services industry through its subsidiaries.

 2. TFAC is an indirect,  wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable  annuity  contracts.  The Templeton Trust has entered into a
Fund  Administration  Agreement  with  Franklin  Templeton  Services,  Inc. ("FT
Services"),  which  replaced  TFAC  in 1998 as  administrator,  and FT  Services subcontracts  certain services to TFAC. FT Services also serves as administrator to  all  series  of  the  VIP  Trust.  TFAC  and  FT  Services  provide  certain administrative facilities and services for the VIP and Templeton Trusts.

 3. On November 16, 1993,  the  Commission  issued an order  granting  exemptive relief  to  permit  shares  of the  Templeton  Trust  to be sold to and  held by
variable  annuity  and  variable  life  insurance   separate  accounts  of  both
affiliated and unaffiliated  life insurance  companies  (Investment  Company Act
Release  No.  19879,  File No.  812-8546)  (the  "Original  Order").  Applicants
incorporate by reference into the  application  the Application for the Original
Order and each amendment  thereto,  the Notice of  Application  for the Original
Order,  and the Original  Order,  to the extent  necessary,  to  supplement  the representations  made in the  application  in support of the  requested  relief.
Applicants  represent that all of the facts asserted in the  Application for the
Original  Order and any  amendments  thereto  remain  true and  accurate  in all material  respects to the extent  that such facts are  relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance  companies as the investment  vehicle for their separate  accounts  supporting  variable  annuity  contracts  and variable  life insurance contracts (collectively,  the "Variable Contracts").  Applicants state that the  Original  Order does not (i) include the VIP Trust or Future  Funds as parties,  nor (ii)  expressly  address  the sale of  shares  of the Funds or any
Future  Funds to qualified  pension and  retirement  plans  outside the separate account context including,  without limitation,  those trusts, plans,  accounts, contracts or annuities  described in Sections 401(a),  403(a),  403(b),  408(b),
408(k),  414(d),  457(b),  501(c)(18)  of the Internal  Revenue Code of 1986, as
amended (the "Code"),  and any other trust, plan,  contract,  account or annuity
that  is   determined   to  be   within   the  scope  of   Treasury   Regulation
1.817.5(f)(3)(iii) ("Qualified Plans").

 4. Separate  accounts  owning shares of the Funds and their  insurance  company depositors  are  referred  to in  the  application  as  "Participating  Separate
Accounts" and "Participating  Insurance Companies,"  respectively.  The use of a common  management  investment  company as the underlying  investment medium for both variable annuity and variable life insurance  separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management  investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated  insurance companies is referred to as "shared funding."

 Applicants' Legal Analysis:

 1.  Applicants  request that the Commission  issue an amended order pursuant to
Section  6(c) of the 1940 Act,  adding  the VIP Trust  and  Future  Funds to the
Original Order and exempting  scheduled premium variable life insurance separate accounts and flexible  premium  variable  life  insurance  separate  accounts of
Participating  Insurance Companies (and, to the extent necessary,  any principal underwriter  and depositor of such an account) and the Applicants  from Sections
9(a),  13(a),  15(a)  and  15(b) of the 1940  Act,  and  Rules  6e-2(b)(15)  and
6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary  to permit  shares of the Funds and any Future Funds to be sold to and held by Qualified  Plans.  Applicants  submit that the exemptions  requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

 2. The Original Order does not include the VIP Trust or Future Funds as parties nor  expressly  address  the sale of shares of the Funds or any Future  Funds to
Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.

 3. Section 6(c) of the 1940 Act  provides,  in part,  that the  Commission,  by order upon application,  may conditionally or unconditionally exempt any person, security  or  transaction,  or any class or classes of  persons,  securities  or transactions  from any  provisions  of the 1940 Act or the rules or  regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public  interest and consistent  with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

 4. In connection with the funding of scheduled  premium variable life insurance contracts issued through a separate  account  registered under the 1940 Act as a unit investment trust ("UIT"), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act,  including the following:  (1) Section 9(a), which  makes it  unlawful  for  certain  individuals  to act in the  capacity of employee,  officer,  or director for a UIT, by limiting the  application  of the
eligibility   restrictions  in  Section  9(a)  to  affiliated  persons  directly participating in the management of a registered  management  investment company;
and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections  might be deemed to require  "pass-through"  voting with  respect to an underlying  fund's  shares,  by allowing an insurance  company to disregard  the voting instructions of contractowners in certain circumstances.

 5.  These  exemptions  are  available,   however,  only  where  the  management
investment  company  underlying  the separate  account (the  "underlying  fund")
offers its shares  "exclusively to variable life insurance  separate accounts of the life insurer, or of any affiliated life insurance company." Therefore,  Rule
6e-2 does not permit either mixed funding or shared  funding  because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance  separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance  separate  account of the same company or of any affiliated  life insurance  company.  Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

 6. In connection with flexible premium variable life insurance contracts issued through  a  separate  account  registered  under  the  1940  Act as a UIT,  Rule
6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a)
and 15(b) of the 1940 Act. These exemptions,  however,  are available only where the  separate  account's  underlying  fund  offers  its shares  "exclusively  to separate  accounts of the life  insurer,  or of any  affiliated  life  insurance company,  offering either scheduled contracts or flexible contracts, or both; or
which also offer their shares to variable annuity separate  accounts of the life insurer or of an affiliated  life insurance  company."  Therefore,  Rule 6e-3(T)
permits  mixed  funding  but does not permit  shared  funding  and also does not permit the sale of shares of the underlying  fund to Qualified  Plans.  As noted
above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding,  but did not expressly  address the sale of its shares to Qualified Plans.

 7.  Applicants  note  that  if the  Funds  were to sell  their  shares  only to
Qualified Plans,  exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary.  Applicants state that the relief provided for under Rule 6e-2(b)(15)
and Rule  6e-3(T)(b)(15)  does not relate to  qualified  pension and  retirement plans or to a registered investment company's ability to sell its shares to such plans.

 8.  Applicants  state that  changes in the  federal  tax law have  created  the opportunity for each of the Funds to increase its asset base through the sale of its shares to  Qualified  Plans.  Applicants  state that  Section  817(h) of the
Internal  Revenue  Code of  1986,  as  amended  (the  "Code"),  imposes  certain diversification standards on the assets underlying Variable Contracts.  Treasury
Regulations  generally require that, to meet the  diversification  requirements, all of the  beneficial  interests in the underlying  investment  company must be held by the segregated  asset accounts of one or more life insurance  companies.
Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this  requirement  that permits  trustees of a Qualified Plan to hold  shares  of an  investment  company,  the  shares of which are also held by insurance company  segregated asset accounts,  without  adversely  affecting the status  of  the  investment  company  as an  adequately  diversified  underlying investment of Variable  Contracts  issued through such segregated asset accounts
(Treas. Reg. 1.817-5(f)(3)(iii)).

 9.  Applicants   state  that  the   promulgation   of  Rules   6e-2(b)(15)  and
6e-3(T)(b)(15)  under  the 1940 Act  preceded  the  issuance  of these  Treasury
Regulations.  Thus,  Applicants  assert  that  the  sale of  shares  of the same investment  company  to both  separate  accounts  and  Qualified  Plans  was not
contemplated   at  the  time  of  the   adoption   of  Rules   6e-2(b)(15)   and
6e-3(T)(b)(15).

 10.  Section  9(a)  provides  that it is  unlawful  for any company to serve as
investment  adviser  or  principal   underwriter  of  any  registered   open-end
investment  company  if an  affiliated  person of that  company  is subject to a disqualification  enumerated in Section  9(a)(1) or (2). Rules  6e-2(b)(15)  and
6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding.  These  exemptions limit the  application of the eligibility  restrictions  to affiliated  individuals or companies  that  directly  participate  in  the  management  of  the  underlying portfolio investment company.

 11.   Applicants  state  that  the  relief  granted  in  Rule  6e-2(b)(15)  and
6e-3(T)(b)(15)  from the requirements of Section 9 limits, in effect, the amount of monitoring  of an insurer's  personnel  that would  otherwise be necessary to ensure  compliance  with Section 9 to that which is  appropriate in light of the policy and purposes of Section 9.  Applicants  submit that those Rules recognize that it is not necessary for the protection of investors or the purposes  fairly intended by the policy and provisions of the 1940 Act to apply the provisions of
Section 9(a) to the many individuals  involved in an insurance  company complex, most of whom  typically  will  have no  involvement  in  matters  pertaining  to investment companies funding the separate accounts.

 12.  Applicants to the Original Order previously  requested and received relief from  Section  9(a) and  Rules  6e-2(b)(15)  and  6e-3(T)(b)(15)  to the  extent necessary  to permit  mixed and shared  funding.  Applicants  maintain  that the relief  previously  granted  from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans.  Those  individuals who participate  in the  management or  administration  of the Funds will remain the same  regardless of which Qualified  Plans use such Funds.  Applicants  maintain that  more  broadly  applying  the  requirements  of  Section  9(a)  because  of investment by Qualified Plans would not serve any regulatory purpose.  Moreover,
Qualified  Plans,  unlike  separate  accounts,  are  not  themselves  investment companies and therefore are not subject to Section 9 of the 1940 Act.

 13.  Applicants  state  that  Rules  6e-2(b)(15)(iii)  and  6e-3(T)(b)(15)(iii)
provide  exemptions from the  pass-through  voting  requirement  with respect to several  significant  matters,  assuming  the  limitations  on mixed and  shared funding  are  observed.  Rules  6e-2(b)(15)(iii)(A)  and  6e-3(T)(b)(15)(iii)(A)
provide that the insurance company may disregard the voting  instructions of its contractowners  with respect to the  investments  of an  underlying  fund or any contract between a fund and its investment adviser, when required to do so by an
insurance   regulatory  authority  (subject  to  the  provisions  of  paragraphs
(b)(5)(i)  and  (b)(7)(ii)(A)  of  the  Rules).  Rules  6e-2(b)(15)(iii)(B)  and
6e-3(T)(b)(15)(iii)(A)(2)  provide  that the  insurance  company  may  disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment  policies,  principal  underwriter,  or any investment adviser (provided that  disregarding such voting  instructions is reasonable and subject to the other provisions of paragraphs  (b)(5)(ii) and  (b)(7)(ii)(B) and
(C) of the Rules).

 14.  Applicants  assert  that  Qualified  Plans,  which are not  registered  as investment companies under the 1940 Act, have no requirement to pass-through the voting  rights  to plan  participants.  Applicants  state  that  applicable  law expressly  reserves voting rights to certain  specified  persons.  Under Section
403(a) of the Employment  Retirement Income Security Act ("ERISA"),  shares of a fund sold to a  Qualified  Plan must be held by the  trustees  of the  Qualified
Plan.  Section  403(a) also provides  that the  trustee(s)  must have  exclusive authority  and  discretion  to manage and  control the  Qualified  Plan with two exceptions:  (1) when the Qualified Plan expressly  provides that the trustee(s)
are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper  directions  made in accordance with the terms  of the  Qualified  Plan  and not  contrary  to  ERISA;  and (2)  when the authority  to manage,  acquire or  dispose  of assets of the  Qualified  Plan is delegated to one or more investment  managers  pursuant to Section  402(c)(3) of
ERISA.  Unless one of the two above exceptions stated in Section 403(a) applies,
Qualified  Plan  trustees have the exclusive  authority and  responsibility  for voting  proxies.  Where  a named  fiduciary  to a  Qualified  Plan  appoints  an investment  manager,  the investment  manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the  trustees or the named fiduciary.  Where a Qualified Plan does not provide  participants with the right to give voting  instructions,  Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified  Plan  investors  with respect to voting of the respective
Fund's  shares.  Accordingly,  Applicants  state  that,  unlike  the  case  with insurance  company  separate  accounts,  the issue of the resolution of material irreconcilable  conflicts  with respect to voting is not present with respect to such Qualified  Plans since the Qualified Plans are not entitled to pass-through voting privileges.

 15. Even if a Qualified Plan were to hold a controlling  interest in one of the
Funds,  Applicants  believe  that  such  control  would not  disadvantage  other investors  in  such  Fund  to any  greater  extent  than is the  case  when  any institutional  shareholder  holds a  majority  of the voting  securities  of any open-end management  investment company. In this regard,  Applicants submit that investment  in a Fund by a  Qualified  Plan will not  create  any of the  voting complications  occasioned  by mixed funding or shared  funding.  Unlike mixed or shared  funding,  Qualified Plan investor  voting rights cannot be frustrated by veto rights of insurers or state regulators.

 16. Applicants state that some of the Qualified Plans, however, may provide for the trustee(s),  an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance  with  instructions  from  participants.
Where a  Qualified  Plan  provides  participants  with the right to give  voting instructions, Applicants see no reason to believe that participants in Qualified
Plans  generally or those in a  particular  Qualified  Plan,  either as a single group or in combination with  participants in other Qualified Plans,  would vote in  a  manner  that  would  disadvantage  Variable  Contract  holders.  In  sum,
Applicants  maintain that the purchase of shares of the Funds by Qualified Plans that provide  voting  rights does not present any  complications  not  otherwise occasioned by mixed or shared funding.

 17.  Applicants  do not  believe  that the sale of the  shares  of the Funds to
Qualified  Plans  will  increase  the  potential  for  material   irreconcilable
conflicts  of  interest  between  or  among  different  types of  investors.  In particular,  Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

 18. As noted above, Section 817(h) of the Code imposes certain  diversification standards on the underlying  assets of variable  contracts held in an underlying mutual fund. The Code provides that a variable  contract shall not be treated as an annuity  contract or life insurance,  as applicable,  for any period (and any subsequent  period)  for which  the  investments  are not,  in  accordance  with regulations prescribed by the Treasury Department, adequately diversified.

 19. Treasury  Department  Regulations issued under Section 817(h) provide that, in  order  to  meet  the  statutory  diversification  requirements,  all  of the beneficial  interests in the  investment  company must be held by the segregated asset  accounts of one or more insurance  companies.  However,  the  Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying  mutual fund to be held by the  trustees  of a  qualified  pension or retirement  plan  without  adversely  affecting  the  ability  of  shares in the underlying fund also to be held by separate  accounts of insurance  companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus,
Applicants believe that the Treasury Regulations  specifically permit "qualified pension  or  retirement  plans"  and  separate  accounts  to  invest in the same underlying  fund.  For this reason,  Applicants  have concluded that neither the
Code nor the Treasury  Regulations or revenue  rulings  thereunder  presents any inherent conflict of interest.

 20.  Applicants  note that while there are  differences  in the manner in which distributions  from  Variable  Contracts and  Qualified  Plans are taxed,  these differences will have no impact on the Funds. When distributions are to be made, and a Separate  Account or Qualified Plan is unable to net purchase  payments to make the  distributions,  the Separate  Account and  Qualified  Plan will redeem shares of the Funds at their  respective net asset value in conformity with Rule
22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

 21.  Applicants  maintain that it is possible to provide an equitable  means of giving voting rights to  Participating  Separate Account  contractowners  and to
Qualified Plans. In connection with any meeting of shareholders,  the Funds will inform each  shareholder,  including each  Participating  Insurance  Company and
Qualified  Plan,  of  information  necessary  for the meeting,  including  their respective share of ownership in the relevant Fund. Each Participating Insurance
Company will then solicit voting  instructions in accordance with Rules 6e-2 and
6e-3(T), as applicable,  and its participation agreement with the relevant Fund.
Shares held by Qualified  Plans will be voted in accordance with applicable law.
The voting  rights  provided to  Qualified  Plans with  respect to shares of the
Funds  would be no  different  from the  voting  rights  that  are  provided  to
Qualified Plans with respect to shares of funds sold to the general public.

 22.  Applicants  have  concluded  that even if there  should  arise issues with respect  to  a  state  insurance  commissioner's  veto  powers  over  investment objectives where the interests of contractowners  and the interests of Qualified
Plans are in conflict,  the issues can be almost immediately  resolved since the trustees of (or  participants  in) the Qualified Plans can, on their own, redeem the shares out of the Funds.  Applicants note that state insurance commissioners have  been  given  the veto  power in  recognition  of the fact  that  insurance companies  usually cannot simply redeem their separate  accounts out of one fund and invest in another. Generally,  time-consuming,  complex transactions must be undertaken  to  accomplish  such  redemptions  and  transfers.  Conversely,  the
trustees  of  Qualified  Plans  or  the  participants  in   participant-directed
Qualified  Plans can make the decision  quickly and redeem their interest in the
Funds and  reinvest  in another  funding  vehicle  without  the same  regulatory impediments  faced by separate  accounts or, as is the case with most  Qualified
Plans, even hold cash pending suitable investment.

 23.  Applicants  also  state  that they do not see any  greater  potential  for material irreconcilable  conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible  future  changes in the federal tax laws than that which  already exist
between   variable   annuity   contractowners   and  variable   life   insurance
contractowners.

 24. Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating  Insurance  Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable  contractowners by promoting  economies of scale, by permitting increased safety of investments through greater  diversification,  and by making the addition of new portfolios more feasible.

 25.  Applicants  assert that,  regardless of the type of  shareholders  in each
Fund, each Fund's Investment  Manager is or would be contractually and otherwise obligated  to manage the Fund solely and  exclusively  in  accordance  with that
Fund's  investment  objectives,   policies  and  restrictions  as  well  as  any
guidelines  established by the Board of Trustees of such Fund (the "Board"). The
Investment  Manager  works with a pool of money and  (except in a few  instances where this may be required in order to comply  with state  insurance  laws) does not take into account the identity of the shareholders.  Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant  legal  impediment to permitting  the sale of shares of the Funds to
Qualified Plans.

 26.  Applicants  state that the  Commission  has  permitted  the amendment of a substantially  similar  original  order for the purpose of adding a party to the original order and has permitted  open-end  management  investment  companies to offer their shares  directly to Qualified Plan in addition to separate  accounts of affiliated or  unaffiliated  insurance  companies  which issue either or both variable  annuity  contracts or variable life  insurance  contracts.  Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified
Plans in connection with investment in the Funds.

 Applicants' Conditions:

 If the requested amended order is granted,  Applicants consent to the following conditions:

 1. A majority  of the Board of each Fund shall  consist of persons  who are not
"interested  persons"  thereof,  as defined by Section 2(a)(19) of the 1940 Act, and the  rules  thereunder  and as  modified  by any  applicable  orders  of the
Commission,  except  that if this  condition  is not met by reason of the death, disqualification  or bona fide resignation of any Board Member or Members,  then the operation of this condition shall be suspended:  (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining  Board  Members;  (b)
for a  period  of 60 days if a vote of  shareholders  is  required  to fill  the vacancy  or  vacancies;  or (c) for such  longer  period as the  Commission  may prescribe by order upon application.

 2. The Board  will  monitor  their  respective  Fund for the  existence  of any material  irreconcilable  conflict among the interests of the Variable  Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants  investing in the Funds.  The Board will determine what action,  if any,  shall be taken in response to such  conflicts.  A material  irreconcilable conflict  may arise for a variety of  reasons,  including:  (a) an action by any state  insurance  regulatory  authority;  (b) a change in applicable  federal or state  insurance,  tax or securities  laws or  regulations,  or a public ruling, private letter ruling,  no-action or interpretive  letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial  decision  in any  relevant  proceeding;  (d) the  manner  in which the investments  of  the  Funds  are  being  managed;  (e) a  difference  in  voting instructions given by variable annuity contract owners,  variable life insurance contract  owners,  and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting  instructions  of Variable  Contract  owners;  or (g) if applicable,  a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

 3.  Participating  Insurance  Companies,   the  Investment  Managers,  and  any
Qualified  Plan that executes a fund  participation  agreement  upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified
Plan"),  will report any  potential  or existing  conflicts  of which it becomes aware to the Board of any relevant Fund.  Participating Insurance Companies, the
Investment  Managers and the  Participating  Qualified Plans will be responsible for  assisting  the  Board in  carrying  out its  responsibilities  under  these conditions by providing the Board with all information  reasonably necessary for the Board to consider any issues raised.  This responsibility  includes,  but is not limited to, an obligation by each Participating  Insurance Company to inform the Board whenever voting  instructions of Contract owners are disregarded  and, if  pass-through  voting is  applicable,  an  obligation  by each  Participating
Qualified  Plan to inform the Board  whenever  it has  determined  to  disregard
Qualified Plan participant  voting  instructions.  The  responsibility to report such  information  and conflicts,  and to assist the Board,  will be contractual obligations  of all  Participating  Insurance  Companies  investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these  responsibilities  will be carried out with a view only to the interests of the Variable Contract owners.  The  responsibility to report such  information  and conflicts,  and to assist the Board,  will be contractual
obligations  of  all  Participating   Qualified  Plans  under  their  agreements
governing  participation  in the Funds,  and such  agreements  will provide that their  responsibilities will be carried out with a view only to the interests of
Qualified Plan participants.

 4. If it is  determined  by a majority of the Board of a Fund, or by a majority of the  disinterested  Board Members,  that a material  irreconcilable  conflict
exists,  the  relevant  Participating   Insurance  Companies  and  Participating
Qualified  Plans  will,  at  their  own  expense  and to the  extent  reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material  irreconcilable conflict,  which steps could include: (a) in the case of Participating Insurance
Companies,  withdrawing  the  assets  allocable  to some or all of the  Separate
Account from the Fund or any portfolio  thereof and reinvesting  such  assets in a different investment medium, including another portfolio of an Fund or another
Fund,  or  submitting  the  question as to whether  such  segregation  should be implemented  to a  vote  of  all  affected  Variable  Contract  owners  and,  as appropriate,  segregating  the assets of any appropriate  group (i.e.,  variable annuity  contract  owners or variable life insurance  contract  owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the  Qualified  Plans from the Fund and  reinvesting such  assets  in a  different  investment  medium;  and (c)  establishing  a new registered  management  investment  company or managed  Separate  Account.  If a material irreconcilable conflict arises because of a decision by a Participating
Insurance Company to disregard Variable Contract owner voting instructions,  and that decision  represents a minority position or would preclude a majority vote, then the insurer  may be  required,  at the Fund's  election,  to  withdraw  the insurer's  Separate  Account  investment in such Fund,  and no charge or penalty will be imposed  as a result of such  withdrawal.  If a material  irreconcilable conflict  arises  because  of  a  Participating  Qualified  Plan's  decision  to disregard  Qualified Plan participant voting  instructions,  if applicable,  and that decision  represents  minority  position or would preclude a majority vote, the  Participating  Qualified Plan may be required,  at the Fund's election,  to withdraw its  investment in such Fund,  and no charge or penalty will be imposed as a result of such withdrawal.  The  responsibility  to take remedial action in the event of a determination  by a Board of a material  irreconcilable  conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating  Insurance  Companies and Participating  Qualified Plans under
their   agreements   governing   participation   in   the   Funds,   and   these
responsibilities  will  be  carried  out  with a view  only to the  interest  of
Variable Contract owners and Qualified Plan participants.

 5. For purposes of Condition 4, a majority of the  disinterested  Board Members of the  applicable  Board  will  determine  whether or not any  proposed  action adequately remedies any material  irreconcilable  conflict, but in no event will the  relevant  Fund or the  Investment  Managers be required to  establish a new funding medium for any Contract.  No  Participating  Insurance  Company shall be required by  Condition 4 to  establish  a new  funding  medium for any  Variable
Contract  if any offer to do so has been  declined  by vote of a majority of the
Variable  Contract  owners  materially  and  adversely  affected by the material irreconcilable  conflict.  Further,  no  Participating  Qualified  Plan shall be required by Condition 4 to establish a new funding medium for any  Participating
Qualified Plan if (a) a majority of Qualified Plan  participants  materially and adversely affected by the irreconcilable  material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the  Participating  Qualified Plan makes such decision  without a Qualified Plan participant vote.

 6. The determination of the Board of the existence of a material irreconcilable conflict  and its  implications  will be made known in writing  promptly  to all
Participating Insurance Companies and Participating Qualified Plans.

 7.  Participating   Insurance   Companies  will  provide   pass-through  voting
privileges  to  Variable  Contract  owners  who  invest in  registered  Separate
Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring  pass-through  voting privileges for Variable Contract owners.  As to Variable  Contracts  issued by  unregistered  Separate  Accounts, pass-through  voting  privileges  will be extended to participants to the extent granted by issuing insurance  companies.  Each  Participating  Insurance Company will also vote shares of the Funds held in its  Separate  Accounts  for which no voting instructions from Contract owners are timely received,  as well as shares of the Funds which the Participating  Insurance Company itself owns, in the same proportion  as those  shares of the Funds for  which  voting  instructions  from contract owners are timely received.  Participating  Insurance Companies will be responsible  for  assuring  that  each of  their  registered  Separate  Accounts participating in the Funds calculates  voting  privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner  consistent with all other registered  Separate  Accounts investing in the Funds will be a  contractual  obligation  of all  Participating
Insurance Companies under their agreements  governing their participation in the
Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

 8. All reports of  potential or existing  conflicts  received by the Board of a
Fund and all action by such Board with regard to determining  the existence of a
conflict,   notifying   Participating   Insurance  Companies  and  Participating
Qualified  Plans of a conflict,  and  determining  whether any  proposed  action adequately remedies a conflict,  will be properly recorded in the minutes of the meetings of such Board or other appropriate  records,  and such minutes or other records shall be made available to the Commission upon request.

 9. Each Fund will notify all  Participating  Insurance  Companies that separate disclosure in their respective Separate Account  prospectuses may be appropriate to advise  accounts  regarding the potential  risks of mixed and shared funding.
Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding  vehicle for variable  annuity and  variable  life  insurance  contracts offered by various insurance  companies and for qualified pension and retirement plans;  (b) due to  differences of tax treatment and other  considerations,  the interests  of  various  Contract  owners  participating  in the Fund  and/or the interests  of  Qualified  Plans  investing  in the Fund  may at some  time be in conflict;  and (c) the  Board  of such  Fund  will  monitor  events  in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

 10. Each Fund will comply with all provisions of the 1940 Act requiring  voting by shareholders (which, for these purposes,  will be the persons having a voting interest in the shares of the Funds), and, in particular,  the Funds will either provide for annual  shareholder  meetings  (except insofar as the Commission may interpret  Section 16 of the 1940 Act not to require  such  meetings)  or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the
1940 Act and, if and when  applicable,  Section 16(b) of the 1940 Act.  Further, each Fund will act in accordance  with the  Commission's  interpretation  of the requirements  of Section  16(a)  with  respect to  periodic  elections  of Board
Members and with  whatever  rules the  Commission  may  promulgate  with respect thereto.

 11. If and to the extent  Rules 6e-2 or 6e-3(T)  under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any  provision of the 1940 Act or the rules  promulgated  thereunder,  with respect to mixed or shared funding on terms and conditions  materially different from any exemptions granted in the order requested in the application,  then the
Funds and/or  Participating  Insurance  Companies  and  Participating  Qualified
Plans, as appropriate,  shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T),  as amended,  or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

 12. The Participating  Insurance  Companies and  Participating  Qualified Plans
and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations  imposed upon it by the conditions  contained in the  application.  Such  reports,  materials  and data  will be  submitted  more
frequently  if  deemed   appropriate  by  the  Board.  The  obligations  of  the
Participating  Insurance Companies and Participating  Qualified Plans to provide these  reports,  materials  and data to the Board,  when the Board so reasonably requests,  shall be a  contractual  obligation  of all  Participating  Insurance
Companies and  Participating  Qualified Plans under their  agreements  governing participation in the Funds.

 13. If a  Qualified  Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund  that  includes  the  conditions  set forth  herein to the  extent
applicable.   A  Qualified  Plan  will  execute  an  application  containing  an acknowledgment  of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.

 Conclusion:

 Applicants  assert  that,  for the  reasons  summarized  above,  the  requested exemptions  are  appropriate  in the public  interest  and  consistent  with the protection  of  investors  and the  purposes  fairly  intended by the policy and provisions of the 1940 Act.

 For the  Commission,  by the  Division of  Investment  Management,  pursuant to delegated authority.

                 Templeton Variable Products Series Fund, et al.

                               File No. 812-11698

                       SECURITIES AND EXCHANGE COMMISSION

                              Release No. IC-24079

                               1999 SEC LEXIS 2177

                                October 13, 1999

ACTION:  Order Granting Exemptions

TEXT:  Templeton  Variable  Products Series Fund ("Templeton  Trust"),  Franklin
Templeton  Variable  Insurance  Products  Trust ("VIP Trust"),  Templeton  Funds
Annuity  Company  ("TFAC") or any  successor  to TFAC,  and any future  open-end investment  company  for  which  TFAC  or any  affiliate  is the  administrator,
sub-administrator,   investment  manager,  adviser,  principal  underwriter,  or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September  17, 1999 seeking an amended  order of the  Commission  pursuant to
Section 6(c) of the Investment  Company Act of 1940 ("1940 Act")  exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and
Rules  6e-2(b)(15)  and  6e-3(T)(b)(15).  The prior  order (Rel.  No.  IC-19879)
granted  exemptive  relief to permit shares of the Templeton Trust to be sold to and held by variable  annuity and variable life insurance  separate  accounts of both affiliated and unaffiliated life insurance  companies.  The proposed relief would  amend the prior  order to add as  parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and
Future Funds to be issued to and held by qualified  pension and retirement plans outside the separate account context.

 A notice of the filing of the  application  was issued on  September  17,  1999
(Rel.  No.  IC-24018).  The notice gave  interested  persons an  opportunity  to request a hearing and stated that an order  granting  the  application  would be issued  unless a hearing  should be  ordered.  No request for a hearing has been filed, and the Commission has not ordered a hearing.

 The matter has been  considered,  and it is found that  granting the  requested exemptions  is  appropriate  in the  public  interest  and  consistent  with the protection of investors and the purposes  intended by the policy and  provisions of the 1940 Act.

 Accordingly,

 IT IS ORDERED,  pursuant to Section  6(c) of the 1940 Act,  that the  requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules
6e-2(b)(15)  and  6e-3(T)(b)(15)   thereunder,  be,  and  hereby  are,  granted,
effective forthwith.

 For the  Commission,  by the  Division of  Investment  Management,  pursuant to delegated authority.